EXHIBIT 15.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-191963) and the Registration Statements on Form F-3 (Nos. 333-174341 and 333-181129) of Home Inns & Hotels Management Inc. of our report dated April 23, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, People’s Republic of China

April 23, 2014